                                                                    EXHIBIT 20.2



                          MONTHLY HOLDERS' STATEMENT
                     First USA Bank, National Association

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                      First NBC Credit Card Master Trust
                                 Series 1997-1
                               October 11, 2000
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Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of August 1, 1997 by and between First USA Bank, National Association as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to First National Bank of Commerce ("FNBC")), and The Bank of New York, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1997-1 Supplement dated as of August 1, 1997 by and between First USA Bank, National Association and the Trustee, First USA Bank, National Association, as Servicer, is required to prepare certain information for each Distribution Date regarding current distributions to Certificateholders and the performance of the First NBC Credit Card Master Trust ("the Trust") during the previous period. The information which is required to be prepared with respect to the Distribution of the October 16, 2000 Distribution Date, and with respect to the September-00 performance of the Trust during the Month ending is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1997-1 Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Pooling and Servicing Agreement and the Supplement.

A    Series 1997-1 Certificates
        1  Information regarding Payments in respect of the Class A Certificates
           (per $1,000 original certificate principal amount)
                    a  Total Payment                                                               5.125000
                    b  Amount of Payment in respect of Class A Monthly interest                    5.125000
                    c  Amount of Payment in respect of Class A Overdue Monthly Interest                   -
                    d  Amount of Payment in respect of Class A Additional Interest                        -
                    e  Amount of Payment in respect of Class A Principal                                  -

        2  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
                    a  Total amount of Class A Investor Charge-Offs                                       -
                    b  Amount of Class A Investor Charge-Offs per $1,000
                       original certificate principal amount                                              -
                    c  Total amount reimbursed in respect of Class A Investor Charge-Offs                 -
                    d  Amount reimbursed in respect of Class A Investor
                       Charge-Offs per $1,000 original principal amount                                   -
                    e  The amount, if any, by which the outstanding Principal Balance of the Class A Certificates exceeds the Class A Adjusted
                       Investor Interest after giving effect to all transactions
                       on such Distribution Date                                                          -

        3  Information regarding Payments in respect of the Class B Certificates
           (per $1,000 original certificate principal amount)
                    a  Total Payment                                                               5.291667
                    b  Amount of Payment in respect of Class B Monthly Interest                    5.291667
                    c  Amount of Payment in respect of Class B Overdue Monthly Interest                   -
                    d  Amount of Payment in respect of Class B Additional Interest                        -
                    e  Amount of Payment in respect of Class B Principal                                  -

        4  Amount of reductions in Class B Investor Interest pursuant to clauses (c), (d) and (e) of the definition of Class B Investor Interest
                    a  Amount of reductions in Class B Investor Interest                                  -
                    b  Amount of reductions in Class B Investor Interest per
                       $1,000 original certificate principal amount                                       -
                    c  Total amount reimbursed in respect of reductions of
                       Class B Investor Interest                                                          -
                    d  Amount reimbursed in respect of reductions of Class B Investor
                       Interest per $1,000 original certificate principal amount                          -
                    e  The amount, if any, by which the outstanding Principal Balance of the Class B Certificates exceeds the Class B Investor Interest
                       after giving effect to all transactions on such Distribution Date                  -


Monthly Holders' Statement
Page 2  (all amounts in dollars except percentages)

        5  Information regarding Distribution in respect of the Collateral Interest
                    a  Total distribution                                                          6.218299
                    b  Amount of distribution in respect of Collateral Monthly Interest            6.218299
                    c  Amount of distribution in respect of Collateral Overdue Interest                   -
                    d  Amount of distribution in respect of Collateral Monthly Principal                  -

        6  Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e)
           of the definition of Collateral Interest
                    a  Amount of reductions in Collateral Interest                                        -
                    b  Total amount reimbursed in respect of reductions of
                       Collateral Interest                                                                -

B       Trust Performance
        1  Delinquencies
                    a  30-59 days                                                                12,487,510
                    b  60-89 days                                                                 7,041,101
                    c  90 days and over                                                          11,493,724
                    d  Total 30+ days delinquent                                                 31,022,335

        2  Base Rate
                    a  Current Monthly Period                                                      8.24928%
                    b  Prior Monthly Period                                                        8.24911%
                    c  Second Prior Monthly Period                                                 8.21830%

        3  Three Month Average Base Rate                                                           8.23890%

        4  Portfolio Yield (gross portfolio yield less net defaults)
                    a  Current Monthly Period                                                     13.61148%
                    b  Prior Monthly Period                                                       15.78346%
                    c  Second Prior Monthly Period                                                14.39117%

        5  Three Month Average Portfolio Yield                                                    14.59537%

        6  Excess Spread  Percentage
                    a  Current Monthly Period                                                      5.86220%
                    b  Prior Monthly Period                                                        8.03435%
                    c  Second Prior Monthly Period                                                 6.67287%

        7  Three Month Average Excess Spread Percentage                                            6.85647%

        8  Monthly Payment Rate (total collections/beginning aggregate
           principal receivables)                                                                 12.26209%

        9  Portfolio Adjusted Yield                                                                5.36220%



                          First USA Bank, National Association as Servicer

                          By:  /s/ Tracie Klein
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                          Name:  Tracie Klein
                          Title: First Vice President